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                                                                       EXHIBIT 5

                                  HALE AND DORR

                                  haledorr.com
                ALDER CASTLE, 10 NOBLE STREET - LONDON, EC2V 7QJ
                  +44 (0)20 7645 2400 - FAX +44 (0)20 7645 2424


16 December 2003

Bookham Technology plc
90 Milton Park
Abingdon
Oxfordshire
OX14 4RY


Ladies and Gentlemen,

REGISTRATION STATEMENT ON FORM F-4

     This opinion is furnished to you in connection with a Registration Statement on Form F-4 (File No. 333-103913) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 77,065,228 ordinary shares, 1/3p par value per share (the "Shares"), of Bookham Technology plc, a public limited company incorporated under the laws of England and Wales (the "Company").

     The Shares are to be issued by the Company pursuant to the Agreement and Plan of Merger, dated as of September 21, 2003, by and among the Company, Budapest Acquisition Corp. and New Focus, Inc., included as Appendix A to the Registration Statement (the "Merger Agreement").

     We are acting as counsel for the Company in connection with the issue by the Company of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the memorandum of association and the articles of association of the Company, each as amended to date, and such records of meetings of the shareholders and the board of directors of the Company and other documents as we have deemed necessary for the purposes of rendering the opinion hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the issue of the Shares in accordance with the Merger Agreement, to register and qualify the Shares for issuance under all applicable state securities or "blue sky" laws.


   BOSTON   LONDON   MUNICH   NEW YORK   OXFORD   PRINCETON   RESTON   WALTHAM
                                   WASHINGTON

           HALE AND DORR IS A MULTINATIONAL PARTNERSHIP IN ASSOCIATION
                             WITH HALE AND DORR LLP.
    A LIST OF PARTNERS AND THEIR PROFESSIONAL QUALIFICATIONS IS AVAILABLE FOR
         INSPECTION. REGULATED BY THE LAW SOCIETY OF ENGLAND AND WALES.

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Bookham Technology plc
16 December 2003
Page 2

     We express no opinion herein as to the laws of any jurisdiction other than England and Wales.

     Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to and in accordance with the Merger Agreement, will, when so issued, be validly issued, fully paid and not subject to any call for the payment of further capital.

     It is understood that this opinion is to be used by you only in connection with the issue of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Validity of Securities." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

     This opinion is governed by English law.


                                   Yours faithfully,

                                   /s/ Hale and Dorr

                                   HALE AND DORR